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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement dated on or about November 14, 1997 of Parent Holding Corp. on Form S-4 of our reports dated February 24, 1996, on Red Lion Hotels, Inc. as of and for the ten months ended December 31, 1995 and on Red Lion, a California Limited Partnership (Historical Red Lion), for the seven months ended July 31, 1995, incorporated by reference in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.

DELOITTE & TOUCHE LLP

Portland, Oregon
November 12, 1997